UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 12, 2020, the U.S. Food and Drug Administration Division of Vaccines and Related Products Applications (the “Division”) notified Protara Therapeutics, Inc. (the “Company”) that an update and the accompanying clarification questions that the Company previously submitted to the Division related to the Company’s Investigational New Drug Application for TARA-002 in Lymphatic Malformations are being reviewed and that the Division is in the process of generating responses to the Company’s clarifying questions. The Division indicated that it will not grant the Company’s request for an End of Phase 2 meeting at this time and that a meeting may be appropriate following the Division’s responses to the Company’s clarifying questions.

In connection with the Division notification, on November 17, 2020, the Company made available an updated Corporate Presentation on the Investor Relations page of the Company’s website, which will be used at investor and other meetings. A copy of the Corporate Presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Protara Therapeutics, Inc. Corporate Presentation, November 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: November 17, 2020	By:	/s/ Blaine Davis
Blaine Davis
Chief Financial Officer

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